Exhibit 10.6


November 10, 2003

Donald A. DiRenzo
Cushman & Wakefield
51 West 52nd Street
New York, NY   10019

         Re:   DWS Defense Systems Advisory Board

Dear Mr. DiRenzo:

I am pleased to make the following offer to you in consideration of your acceptance onto the Advisory Board of DWS Defense Systems, Inc., a wholly owned subsidiary of DataWorld Solutions, Inc.:

Stock-Based Compensation:

In consideration of your agreement to join the Advisory Board of DWS Defense Systems, you will be awarded the following:


          1. 100,000 shares of unregistered common stock of DataWorld Solutions, Inc.
          2. 300,000 options to purchase shares of common stock of DataWorld Solutions, inc., immediately exercisable, expiring five years from the date of this agreement, with exercise prices as follows:
               a.   50,000 options to purchase common stock at $0.75 per share
               b.   100,000 options to purchase common stock at $1.00 per share
               c.   50,000 options to purchase common stock at $2.00 per share
               d.   50,000 options to purchase common stock at $3.00 per share
               e.   50,000 options to purchase common stock at $5.00 per share

Additional Compensation:

DWS will provide appropriate compensation for any business opportunities that are consummated as a result of your efforts.

It is extremely gratifying that an individual of your reputation and expertise is joining our organization. I look forward to working with you in the future. Please sign the attached page in acceptance of this proposal.

Cordially,


Daniel McPhee

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                            DataWorld Solutions Inc.
                      100 Marcus Blvd. Hauppauge, NY 11788
                  Telephone (631) 342-7272 o Fax (631) 342-7573

I hereby agree to serve on the DWS Defense Systems, Inc. Advisory Board, effective as of the date of this agreement, in consideration of the terms and conditions described in this letter.



--------------------------

Donald A. DiRenzo
November 10, 2003

















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                            DataWorld Solutions Inc.
                      100 Marcus Blvd. Hauppauge, NY 11788
                  Telephone (631) 342-7272 o Fax (631) 342-7573